Exhibit 10.3

EXECUTION VERSION

GUARANTEE

This Guarantee, dated as of December 13, 2017 (this “Guarantee”), is made among 777 Partners LLC, a Delaware limited liability company, and SuttonPark Capital LLC, a Delaware limited liability company (collectively, the “Guarantors”), on a joint and several basis, for and on behalf of Asta Funding, Inc., a Delaware corporation (the “Payee”), in respect of the Obligations (as defined below) of CBC Holdings LLC, a Delaware limited liability company (the “Guaranteed Party”).

RECITALS

WHEREAS, reference is hereby made to the Securities Purchase Agreement dated as of December 13, 2017 (the “Purchase Agreement”) by and among CBC Holdings LLC, Asta Funding, Inc. and CBC Settlement Funding, LLC and the Promissory Note, dated as of December 13, 2017 (the “Note”), issued by the Guaranteed Party in favor of the Payee;

WHEREAS, this Guarantee is being delivered to the Payee on the Closing Date under the Purchase Agreement to support the payment obligations of the Guaranteed Party;

WHEREAS, the Guaranteed Party is an affiliate of the Guarantors, and the Guarantors expect to derive substantial indirect benefits from the transactions contemplated by the Purchase Agreement;

WHEREAS, capitalized terms used herein but not defined herein have the meaning set forth in the Purchase Agreement;

WHEREAS, any reference to a Guarantor, the Guaranteed Party, or the Payee in this Guarantee also refers to their respective successors in title, permitted assigns and permitted transferees.

NOW THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Guarantee. To induce the Payee to enter into the Note, for the duration of this Guarantee as set forth in Section 3 below, the Guarantors, on a joint and several basis, absolutely, irrevocably and unconditionally guarantee to the Payee and to any of its successors, heirs and permitted assigns (each, a “Beneficiary” and collectively the “Beneficiaries”), the prompt payment, when due and payable, subject to any applicable grace period, of any and all outstanding payment obligations of the Guaranteed Party arising under the Note (collectively, the “Obligations”).

2.     Nature of Guarantee. This Guarantee constitutes a guarantee of payment when due and payable, and not of collection, and shall not be conditioned upon the pursuit of any remedies against the Guaranteed Party.

3.     Duration of the Guarantee. This Guarantee is continuing and shall remain in full force and effect until the payment in full of all the Obligations, shall be binding upon the Guarantors, and shall inure to the benefit of and be enforceable by the Beneficiaries. The parties hereto acknowledge and agree that all Obligations have been created in reliance hereon.

4.     Preservation of Rights. The obligations of each Guarantor under this Guarantee shall, to the fullest extent permitted under applicable law, be absolute, irrevocable and unconditional irrespective of:

(a)     any failure, omission or delay on the part of the Guaranteed Party to conform or comply with any term of the Note, or any acceleration, extension, renewal, settlement, compromise, waiver or release in any respect of the Obligations, by operation of law or otherwise;

(b)     any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, composition, receivership, liquidation or similar proceedings with respect to the Guarantor, Guaranteed Party or any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(c)     any merger or consolidation of the Guaranteed Party into or with any other person, or sale, lease or transfer of any of the assets of the Guaranteed Party to any other Person; or

(d)     any change in ownership of the Guaranteed Party or any change in relationship between the Guarantor and the Guaranteed Party, or any termination of any such relationship.

5.     Extensions, Waivers and Renewals. The Guarantors agree that the Beneficiaries may, at any time and from time to time, without notice to or consent of the Guarantors, make any agreement with the Guaranteed Party for the extension, renewal, payment, compromise, discharge or release of any Obligation, in whole or in part, or for any modification of the terms of the Note, which may modify the Obligations without in any way impairing the validity of this Guarantee.

6.     Attorneys’ Fees and Collection Costs. Guarantors agree to pay all of Payee’s reasonable attorneys’ fees and collection costs and expenses associated with the enforcement of this Guarantee to the fullest extent permitted by applicable law.

7.     No Waiver; Cumulative Rights. No amendment or waiver of any provision of this Guarantee will be valid and binding unless it is in writing and signed by the Guarantors and the Beneficiaries. No failure on the part of the Beneficiaries to exercise, or delay in exercising, any right, remedy or power hereunder, whether intentional or not, shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiaries of any such right, remedy or power preclude any other or future exercise by the Beneficiaries thereof. Each and every right, remedy and power hereby granted to the Beneficiaries or allowed to them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Beneficiaries.

8.     Waiver of Notice; Waiver of Defenses. To the fullest extent permitted by Law, the Guarantors hereby waive notice of the acceptance of this Guarantee, presentment, demand, notice of dishonor, protest and all other notices, including notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Beneficiaries upon this Guarantee or acceptance of this Guarantee, and hereby irrevocably and expressly waive any and all rights, defenses, offsets or counterclaims. Guarantors acknowledge and agree that this Guarantee is an unconditional guaranty of payment and an instrument for the payment of money only within the meaning of CPLR Section 3213.

9.     No Subrogation. Upon performance in full by the Guarantors of all Obligations, the Guarantors shall be subrogated to the rights of the Beneficiaries only upon the complete satisfaction of the underlying obligations of the Guaranteed Party to the Beneficiaries under the Note.

10.     Representations and Warranties. Each Guarantor as of the date hereof represents that:

(a)     it is duly organized and validly existing under the applicable law of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

(b)     its execution, delivery and performance of this Guarantee have been duly authorized by all necessary corporate action, and all material consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Guarantee by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other material action by, and no material notice to or material filing with, any Governmental Entity, is required in respect of the execution, delivery or performance of this Guarantee;

(c)     this Guarantee constitutes the valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(d)     the execution, delivery and performance by such Guarantor of this Guarantee does not (i) violate the organizational documents of such Guarantor or (ii) violate any applicable Law; and

(e)     the Guarantors are solvent, and not in default in any material payment obligation due to any secured lenders, and the execution of this Guarantee does not and will not render the Guarantors insolvent.

11.     Assignment. No Guarantor may (i) assign and transfer its rights and obligations hereunder pursuant to a consolidation or merger or by operation of law or sell all or substantially all of its assets; provided that such Guarantor may, with the consent of the Beneficiaries, which consent shall not be unreasonably withheld, conditioned or delayed, assign and transfer its rights and obligations under this Guarantee pursuant to a consolidation or merger or by operation of law or any reorganization, or sell all or substantially all of its assets, if, upon the effectiveness of such assignment and transfer or sale, the successor entity or acquirer of such assets, as applicable, assumes by operation of law or expressly assumes in writing, in form and substance reasonably acceptable to the Beneficiary (an “Assumption Agreement”) all such obligations hereunder; or (ii) otherwise assign or transfer its rights, interests, or obligations hereunder to any Person with the prior written consent of the Beneficiaries, such consent not to be unreasonably withheld, conditioned or delayed and any attempted assignment or transfer without such consent shall be null and void.

(b)     The Beneficiaries may not assign or transfer their rights, interests or obligations hereunder to any Person without the prior written consent of the Guarantors, and any attempted assignment or transfer without such consent shall be null and void; provided, that any Beneficiary may, with the consent of the Guarantors, which consent shall not be unreasonably withheld, conditioned or delayed, assign and transfer all of its rights and obligations under this Guarantee to any Person to which such Beneficiary makes a permitted assignment and transfer of its rights and obligations under the Note.

12.     Notices. All notices or other communications to the Guarantors or the Beneficiaries shall be in writing and shall be given as follows:

if to the Guarantors:

777 Partners LLC
600 Brickell Avenue, 19th Floor
Miami, Florida 33131
Attn:            Joshua Wander
Facsimile:    [       ]
E-mail:         [       ]

SuttonPark Capital LLC

777 Brickell Ave. Suite 1100

Miami, Florida 33131

Attn:             Steven W. Pasko

Facsimile:     [      ]

E-mail:          [      ]

with copies to:

Schulte Roth & Zabel
919 Third Avenue
New York, New York 10022
Attn:           Peter Halasz
Facsimile:   (212) 593-5955
Email:         peter.halasz@srz.com

if to any Beneficiary:

Asta Funding, Inc.

210 Sylvan Avenue

Englewood Cliff, New Jersey 07632

Attn:            Gary Stern

Facsimile:    [      ]

Email:          [      ]

with copies to:

Edward Stone Law, P.C.
175 West Putnam Avenue, 2nd Floor
Greenwich, Connecticut 06830
Attn:            Eddie Stone
Facsimile:   (203) 348-8477
Email:         eddie@edwardstonelaw.com

13.     Disputes. Any suit, action or other proceeding arising out of or relating to this Guarantee or any transaction contemplated hereby shall be brought exclusively in courts of the State of New York located in New York County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the Southern District of New York and each of the parties hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or other proceeding. A final judgment in any such suit, action or other proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Guarantee or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such action, suit or proceeding. Each party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guarantee, the transactions contemplated hereby or the actions of such party in the negotiation, administration, performance and enforcement hereof.

14.     Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Guarantee, and all claims and disputes arising hereunder or thereunder or in connection herewith or therewith, whether purporting to sound in contract or tort, or at law or in equity, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

15.     Interpretation. The headings contained in this Guarantee are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guarantee. Unless the context of this Guarantee otherwise requires (i) words of any gender are deemed to include each other gender, (ii) words using singular or plural number also include the plural or singular, respectively, (iii) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Guarantee, and (iv) the words “include”, “includes” or “including” shall be deemed to be followed by “without limitation.”

16.     Counterparts. This Guarantee may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

17.     Entire Agreement. This Guarantee, including the agreements referred to herein, any documents executed by the parties simultaneously herewith or pursuant thereto, and the covenants and other agreements set forth herein and therein, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

18.     Severability. If any provision of this Guarantee, or the application thereof to any Person or circumstance, is invalid or unenforceable in any jurisdiction, (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid or unenforceable provision; and (b) the remainder of this Guarantee and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be executed and delivered as of the date first above written.

GUARANTORS:

777 PARTNERS LLC

By:	/s/ Joshua Wander
Name:	Joshua Wander
Title:	Managing Partner

SUTTONPARK CAPITAL LLC

By:	/s/ Steven W. Pasko
Name:	Steven W. Pasko
Title:	Chief Executive Officer

By:	/s/ Paul Kosinski
Name:	Paul Kosinski
Title:	Chief Financial Officer and Chief Operating Officer

BENEFICIARY:

ASTA FUNDING, INC.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	Chief Executive Officer

[Signature Page to Guarantee]